UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                  FORM 8-K / A

                              AMENDMENT TO FORM 8-K

                     INITIAL REPORT DATE: DECEMBER 21, 1998


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           AMENDMENT TO CURRENT REPORT

                                FEBRUARY 22, 1999
                                -----------------
                             Date of Amended Report


                        Commission file number 333-42623

                             THE THAXTON GROUP, INC.
                             -----------------------
         (Name of small business registrant as specified in its charter)


       SOUTH CAROLINA                                            57-0669498
       --------------                                            ----------
(State or other jurisdiction of                                (IRS employer
 incorporation or organization)                             Identification no.)



              1524 PAGELAND HIGHWAY, LANCASTER, SOUTH CAROLINA 29270
              -----------------------------------------------------
                    (Address of principal executive offices)

                   Registrant's telephone number: 803-285-4337

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(A) On December 14, 1998, The Thaxton Group, Inc. ("The Company") notified KPMG Peat Marwick, LLP ("KPMG") that it was terminating KPMG's appointment as the Company's independent accountants. That termination was approved by unanimous consent of the Company's Board of Directors, which also approved the engagement of Cherry Bekaert & Holland, LLP ("CB&H") as the Company's independent accountants for the 1998 fiscal year. The determination to change the Company's principal accounting firm was recommended to the Board of Directors by the Company's Audit Committee.

KPMG's report on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the past two fiscal years and subsequent interim periods, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

(B) The Company engaged Cherry, Bekaert & Holland, LLP as its independent accountants as of December 14, 1998. During the two most recent fiscal years, and through December 14, 1998, the Company has not consulted with Cherry Bekaert & Holland, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor has the Company consulted with Cherry, Bekaert & Holland, LLP on any matter that was either the subject matter of a disagreement or a reportable event (as described in Item 304
(a) (iv) of Regulation S-B).


ITEM 7(C)         EXHIBITS

Exhibit 16.1 Letter of KPMG Peat Marwick, LLP regarding change of certifying accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thaxton Group, Inc.

By:               /s/  James D. Thaxton
                  ------------------------
                  Chief Executive Officer

                  /s/  Allan F. Ross
                  ------------------------
                  Chief Financial Officer